UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2019

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

- and -

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

□

Item 2.02.	Results of Operations and Financial Condition.

On August 14, 2019, Macy’s, Inc. ("Macy’s") issued a press release announcing Macy’s financial condition, results of operations and cash flows as of and for the 13 and 26 weeks ended August 3, 2019. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Macy’s reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The press release referred to above contains non-GAAP financial measures of changes in comparable sales on an owned plus licensed basis, changes in comparable sales on an owned plus licensed basis adjusted for the 53rd week calendar shift, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted net income and adjusted diluted earnings per share attributable to Macy’s, Inc. shareholders. Adjusted EBITDA, adjusted net income and adjusted diluted earnings per share exclude impairment and other costs, settlement charges and losses on the early retirement of debt. A section has been included at the end of the press release that contains important additional information regarding these non-GAAP financial measures including reconciliation to the most directly comparable GAAP financial measure.

Item 9.01.	Financial Statements and Exhibits.
	(d)	Exhibits
		99.1	Press Release of Macy's dated August 14, 2019.

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: August 14, 2019	By: /s/ Felicia Williams
Name: Felicia Williams
Title: Senior Vice President, Controller and Enterprise Risk